Exhibit 10(m)


                       PROMISSORY NOTE


March 12, 1996                              $100,000.00

  For value received, the undersigned promises to pay to the order of Cerner Corporation, a Delaware corporation ("Cerner") the sum of One Hundred Thousand Dollars ($100,000.00), payable in five equal annual installments, each in the amount of Twenty Thousand Dollars ($20,000.00), the first installment payable on December 30, 2000 and each succeeding installment due on the following four anniversaries thereof. No interest shall be payable with respect to this Promissory Note.

   Payment  of  this Promissory Note shall be  made  at  the
office of Cerner at 2800 Rockcreek Parkway, Kansas City, Missouri, or at such other place within the State of Missouri as Cerner may designate in writing to the undersigned, in United States Dollars.

   In the event that the undersigned shall fail to make any payment hereunder when due, Cerner may, without notice to the undersigned, declare this Promissory Note in default and the entire unpaid amount of this Promissory Note shall be immediately due and payable in full; provided, however, that this Promissory Note shall be nonrecourse to the undersigned and the undersigned shall not be personally liable to pay to Cerner any amounts due to Cerner hereunder, but Cerner shall look solely to the collateral held by Cerner as security for this Promissory Note.

   The undersigned hereby pledges and grants to Cerner a security interest in _______ shares of Common Stock of Cerner represented by certificate no. ________, and any additional shares of Cerner Common Stock or other securities or property that the undersigned shall be entitled to receive as a result of being the owner of any of such Cerner Common Stock or other securities or property, as security for all of the obligations of the undersigned under this Promissory Note or deliver to Cerner any such additional Cerner Common Stock or other securities or property, as security for all of the obligations of the undersigned under this Promissory Note or otherwise to Cerner. The undersigned has delivered to Cerner such certificate no. ________ and agrees to deliver to Cerner any such additional Cerner Common Stock or other securities or property, all to be held by Cerner as provided for hereunder. In the event that this Promissory Note shall become payable in full as set forth in the immediately preceding paragraph or the undersigned shall be default in payment of any of such other obligations of the undersigned to Cerner. Cerner shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of Missouri, including the right to sell any of the collateral held by Cerner hereunder and apply the proceeds thereof first to the costs and expenses incurred by Cerner in exercising its rights hereunder and then to the amount secured by the collateral. Any surplus shall continue to be held by Cerner hereunder if there remain outstanding any obligations of the undersigned to Cerner secured by such collateral.
   The undersigned waives any and all notices, demands or other indulgences or rights granted by law in connection with the collection hereof by Cerner.

   In witness whereof, the undersigned has executed this Promissory Note as of the day and year first above written.


                                    /s/Jack A. Newman, Jr.
                                  --------------------------
                                      Jack A. Newman, Jr.